UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreement

On November 21, 2019, Inpixon, a Nevada corporation (the “Company”), and Iliad Research and Trading, L.P. (“Iliad”), the holder of that certain outstanding promissory note, issued on December 21, 2018 (as amended, supplemented or otherwise modified, the “Original Note”), with an outstanding balance of $818,819.22 as of November 21, 2019, entered into an exchange agreement, pursuant to which the Company and Iliad agreed to (i) partition a new promissory note in the form of the Original Note in the original principal amount equal to $150,000 and then cause the outstanding balance to be reduced by $150,000; and (ii) exchange the partitioned note for the delivery of 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an effective price per share equal to $0.05. The shares of Common Stock will be delivered to Iliad on or before November 22, 2019 and the exchange will occur with Iliad surrendering the partitioned note to the Company on the date when the shares of Common Stock are approved and held by Iliad’s brokerage firm for public resale.

Iliad is also the holder of that certain promissory note, issued on September 17, 2019, with an outstanding balance of approximately $963,000 as of October 27, 2019. Chicago Venture Partners, L.P., an affiliate of Iliad, is the holder of other promissory notes of the Company, with an aggregate outstanding balance of approximately $9.8 million as of October 27, 2019.

The description of the exchange agreement is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the exchange agreement, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the issuance of the shares of Common Stock issued pursuant to the exchange agreement is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of Common Stock are being issued in exchange for the partitioned note which is another outstanding security of the Company; (b) there is no additional consideration of value being delivered by Iliad in connection with the exchange; and (c) there are no commissions or other remuneration being paid by the Company in connection with the exchange.

As of November 21, 2019, the Company has issued and outstanding (i) 92,485,744 shares of Common Stock, which includes the issuance of the shares of Common Stock pursuant to the exchange agreement, (ii) 1 share of Series 4 Convertible Preferred Stock which is convertible into 202 shares of Common Stock, (iii) 126 shares of Series 5 Convertible Preferred Stock which are convertible into approximately 37,838 shares of Common Stock (subject to rounding for fractional shares), (iv) warrants to purchase up to 112,800 shares of Common Stock issued on January 15, 2019 in connection with the Company’s rights offering, exercisable at $3.33 per share, and (v) Series A warrants to purchase up to 213,700 shares of Common Stock issued on August 15, 2019 in connection with the Company’s public offering and exercisable at $0.2775 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated as of November 21, 2019, by and between Inpixon and Iliad Research and Trading, L.P.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated as of November 21, 2019, by and between Inpixon and Iliad Research and Trading, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 21, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer